EXHIBIT 10.1

FIRST AMENDMENT AGREEMENT

This First Amendment Agreement (the “Amendment”) is entered into as of September 16, 2008 among Max Bermuda Ltd., a Bermuda company (“Max Bermuda”), Max Capital Group Ltd., a Bermuda company (the “Parent”), the Lenders listed on the signature pages hereto (the “Lenders”) and Bank of America, N.A., in its capacity as administrative agent (the “Administrative Agent”), Fronting Bank and LC Administrator.

R E C I T A L S

WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to the Credit Agreement, dated as of August 7, 2007 (as amended or modified and in effect on the date hereof, the “Credit Agreement”); and

WHEREAS, the parties desire to amend the Credit Agreement in connection with a proposed acquisition and amend certain other provisions;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

SECTION 1 CREDIT AGREEMENT DEFINITIONS. Capitalized terms used herein that are defined in the Credit Agreement shall have the same meaning when used herein unless otherwise defined herein.

SECTION 2 AMENDMENTS TO CREDIT AGREEMENT. Effective on, and subject to the occurrence of the Amendment Effective Date (as defined below), the Credit Agreement shall be as amended as follows:

2.1 Amendment to Section 1. Section 1.1 of the Credit Agreement is amended as follows:

(a) The definition of “Parent Debt” is amended by adding the following at the end thereof: “For avoidance of doubt, any intercompany Debt permitted under Section 6.3(j) and the DDS Note shall not constitute Debt for purposes of determining Parent Debt.

(b) The definition of “Permitted Guarantees” is amended by adding the following at the end thereof:

(e) the guarantee of the Parent of the obligations of Imagine UK of Debt permitted under Section 6.3(i), and the grant of Liens permitted under Sections 6.7(xiv) and 6.7(xv) by Parent and Subsidiaries of Imagine UK to secure the Debt permitted by Section 6.3(i), and (f) the DDS Note and the other intercompany Debt permitted under Section 6.3(j)”.

(c) The following definitions are added in the proper alphabetical order:

“Acquisition Closing Date” means the date on which the UK Acquisition closes and Imagine UK becomes a Subsidiary of Parent.

“DDS Note” means an unsecured note owing by Imagine UK to the Parent in an aggregate principal amount not to exceed £35,000,000.

“First Amendment” means the First Amendment Agreement dated as of September 16, 2008 among the Borrowers, the Lenders party thereto, the Administrative Agent, the Fronting Bank and the LC Administrator.

“Imagine UK” means Imagine Group (UK) Limited, a company formed under the laws of England and Wales.

“UK Acquisition” means the acquisition of Imagine UK by the Parent as more fully set forth in the letter to the Lenders dated September 15, 2008 attached here to as Exhibit A.

2.2 Amendment to Section 6.3. Section 6.3(i) of the Credit Agreement is amended in its entirety to read as follows:

“(i) Debt of Imagine UK for standby letters of credit which have been, or may be from time to time in the future be, issued to provide funds at Lloyd’s to support Lloyd’s syndicate commitments of Imagine UK and its Subsidiaries;

(j) Debt of Imagine UK or any of its Subsidiaries existing on the Acquisition Closing Date owed to (x) Imagine UK or any of its Subsidiaries or (y) certain Persons who were Affiliates of Imagine UK immediately prior to the Acquisition Closing Date provided that the aggregate principal amount of such Debt does not exceed £40,000,000 and is repaid no later than 5 Business Days after the Acquisition Closing Date;

(k) the DDS Note; and

(l) Debt not included in paragraphs (a) through (k) which does not exceed at any time, in the aggregate, $10,000,000.”

2.3 Amendment to Section 6.4. Section 6.4 of the Credit Agreement is amended by inserting the following at the end thereof:

“Notwithstanding the foregoing, (x) the Parent may make the UK Acquisition provided (A) no Default or Event of Default has occurred and is continuing or would result from such UK Acquisition and (B) Max Bermuda provides the Lenders with a pro forma Compliance Certificate giving effect to such purchase and acquisition, (y) Imagine UK may merge or consolidate with, purchase or otherwise acquire assets from and transfer assets to, any of its Subsidiaries, and (z) any Subsidiary of Imagine UK may merge or consolidate with, purchase or otherwise acquire assets from, and transfer assets to Imagine UK or any other Subsidiary of Imagine UK.

2.4 Amendment to Section 6.7. Section 6.7(viii) of the Credit Agreement is amended by adding the following new subsections (xiv) and (xv) at the end thereof:

“; (xiv) Liens on assets of Parent (other than Capital Stock of Max Bermuda or any of its Subsidiaries) securing Debt permitted under Section 6.3(i) provided such Liens are released no later than 5 Business Days after the Acquisition Closing Date; and (xv) Liens on assets of Imagine UK and its Subsidiaries securing Debt permitted under Section 6.3(i) and Liens securing Debt permitted under Section 6.3(j).”

2.5 Amendment to Section 6.8. Section 6.8 of the Credit Agreement is amended by adding the following new subsection (iv) at the end thereof:

“; and (iv) restrictions imposed on Parent pursuant to the Debt permitted under Section 6.3(i) provided such restrictions cease to apply to Parent no later than 5 Business Days after the Acquisition Closing Date.”

2.6 Amendment to Schedules. Schedules 4.2 and 4.8 of the Credit Agreement are deleted in their entirety and Schedules 4.2 and 4.8 attached hereto are substituted therefor.

SECTION 3 REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders, the Fronting Bank, the LC Administrator and the Administrative Agent to execute and deliver this Amendment, each of the Borrowers represents and warrants to each such Person that:

(a) No Default or Event of Default has occurred and is continuing or will result from the execution and delivery or effectiveness of this Amendment; and

(b) The warranties of the Borrowers contained in Article IV of the Credit Agreement after giving effect to the amendments in Section 2 hereof are true and correct as of the Amendment Effective Date, with the same effect as though made on such date.

SECTION 4 CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective as of the date (the “Amendment Effective Date”) when the Administrative Agent shall have received the following:

4.1 Amendment. Four counterparts of this Amendment executed by the Borrowers, the Administrative Agent and the Required Lenders.

4.2 Fees and Expenses. Unless waived by the Administrative Agent, the Borrowers shall have paid all charge and disbursements of counsel to the Administrative Agent and all out-of-pocket expenses of the Administrative Agent to the extent invoiced prior to on the Amendment Effective Date.

SECTION 5 General.

5.1 Reaffirmation of Credit Documents. From and after the date hereof, each reference that appears in any other Credit Document to the Credit Agreement shall be deemed to be a reference to the Credit Agreement as amended hereby. As amended hereby, the Credit Agreement is hereby reaffirmed, approved and confirmed in every respect and shall remain in full force and effect. This Amendment is a Credit Document.

5.2 Counterparts; Effectiveness. This Amendment may be executed by the parties hereto in any number of counterparts and by the different parties in separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

SECTION 6 Governing Law; Entire Agreement. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. This Amendment constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supercedes any prior agreements with respect thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the respective officers thereunto duly organized as of the date and year first above written.

MAX BERMUDA LTD.

By:
Title:

MAX CAPITAL GROUP LTD.

By:
Title:

BANK OF AMERICA, NATIONAL

ASSOCIATION, as Administrative Agent, LC

Administrator, Fronting Bank and Lender

By:
Title:

CITIBANK, N.A.

By:
Title:

ING BANK N.V., LONDON BRANCH

By:
Title:

By:
Title:

CREDIT SUISSE, NEW YORK BRANCH

By:
Title:

By:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Title:

THE BANK OF NEW YORK MELLON

By:
Title:

WEBSTER BANK, NATIONAL ASSOCIATION

By:
Title:

SCHEDULE 4.2

LITIGATION AND CONTINGENT LIABILITIES

Antitrust. Two lawsuits filed in the United States District Court for The Northern District of Georgia name Max Bermuda, along with approximately 100 other insurance companies and brokers. The claims in each case are that the defendants conspired to manipulate bidding practices for insurance policies in certain insurance lines and failed to disclose certain commission arrangements. The first of these cases was filed on April 4, 2006 by New Cingular Wireless Headquarter LLC and 16 other corporations. The complaint asserts statutory claims under the Sherman Antitrust Act, the Racketeer Influenced and Corrupt Organization Act, the antitrust laws of several states, as well as common law claims alleging breach of fiduciary duty and fraud. On October 16, 2006, the Judicial Panel on Multidistrict litigation transferred the case to the U.S. District Court for the District of New Jersey for pretrial proceedings on a consolidated basis with other lawsuits raising smaller claims. The second action was filed October 12, 2007 by Sears, Roebuck & Co. and two affiliated corporations. The complaint in this suit charges Max Bermuda and certain other insurance company defendants as the violators of the antitrust and consumer fraud laws of Georgia and other states and common law claims of inducement of breach of fiduciary duties, tortuous interference with contract, unjust enrichment, and aiding and abetting fraud. The Judicial Panel on Multidistrict Litigation transferred this case to the U.S. District Court for the District of New Jersey for consolidated pretrial proceedings in November 2007. No liability has been established in the Parent’s unaudited interim consolidated financial statements as of June 30, 2008.

SCHEDULE 4.8

SUBSIDIARIES AND
EQUITY INVESTMENTS

Name of Subsidiary
(Jurisdiction of		Material Insurance
Formation)	Insurance Subsidiary	Subsidiary	Material Party	Ownership
Max Bermuda Ltd. (Bermuda)	Yes	Yes	Yes	100% owned by Max Capital Group Ltd.
Max Europe Holdings Limited (Ireland)	No	N/A	No	100 % owned by Max Bermuda Ltd.
Max Re Europe Limited (Ireland)	Yes	No	No	100% owned by Max Europe Holdings Limited
Max Insurance Europe Limited (Ireland)	Yes	Yes	Yes	100% owned by Max Europe Holdings Limited
Max Diversified Strategies Ltd. (Bermuda)	No	N/A	Yes	100 % owned by Max Bermuda Ltd. (as of June 30, 2008, 23% is subject to swap with CIBC)
Max Managers Ltd. (Bermuda)	No	N/A	No	100% owned by Max Capital Group Ltd.
Max USA Holdings Ltd. (Delaware)	No	N/A	No	100% owned by Max Capital Group Ltd.
Max Specialty Insurance Company (Delaware)	Yes	Yes	Yes	100% owned by Max USA Holdings Ltd.
Max California Insurance Services Ltd. (California)	No	N/A	No	100% owned by Max Specialty Insurance Services Ltd.
Max Specialty Insurance Services Ltd. (Delaware)	No	N/A	No	100% owned by Max USA Holdings Ltd.
Max America Insurance Company (Indiana)	Yes	No	No	100% owned by Max Specialty Insurance Company
Max Managers USA Ltd. (Delaware)	No	N/A	No	100% owned by Max USA Holdings Ltd.
Max Capital Services Limited (Ireland)	No	N/A	No	100% owned by Max Capital Group Ltd.
Max Capital Services BDA Ltd. (Bermuda)	No	N/A	No	100% owned by Max Capital Services Limited
Max Capital Services USA LLC (Delaware)	No	N/A	No	100% owned by Max Capital Services Limited

Name of Equity Investment	Ownership
Grand Central Re Limited (Bermuda)	7.5% owned by Max Bermuda Ltd.